U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ---------------------
                     FORM SB-2/A REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                                 AMENDMENT 2
                            ---------------------

                                ROYAL PHOENIX
                ---------------------------------------------
               (Name of small business issuer in its charter)

Nevada                        5400                     88-0475757
(State or other          (Primary Standard             (IRS Employer
jurisdiction        of Industrial Classification       Identification
incorporation            or Code Number)               Number)
organization)

                       4180 S. Sandhill Rd., Suite B-9
                            Las Vegas, NV  89121
                               (702) 866-5835
        (Address and telephone number of principal executive offices)
                            ---------------------

                       4180 S. Sandhill Rd., Suite B-9
                            Las Vegas, NV  89121
   (Address of principal place of business or intended principal place of business)

                       Joseph Scott Wilson, President
                                ROYAL PHOENIX
                       4180 S. Sandhill Rd., Suite B-9
                            Las Vegas, NV  89121
                               (702) 866-5835
          (Name, address and telephone number of agent for service)
                            --------------------

                        Copies of Communications to:

                         Donald J. Stoecklein, Esq.
                            Stoecklein Law Group
                                Emerald Plaza
                        402 West Broadway, Suite 400
                             San Diego, CA 92101
                               (619) 595-4882

        Approximate date of commencement of proposed sale to public:
  As soon as practicable after the registration statement becomes effective
                         --------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                       Calculation of Registration Fee

                                           Proposed
                                           Offering   Proposed
                                            Price     Maximum
                               Amount to     Per     Aggregate   Amount of
   Title of Each Class of          be       Share     Offering  Registration
 Securities to be Registered   Registered    (1)     Price (1)      Fee
Common Stock, $.001 par value   250,000     $0.10     $25,000      $6.25
                               -----------------------------------------
            TOTAL               250,000      N/A      $25,000      $6.25
                               =========================================

(1) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this
Registration  Statement shall thereafter become effective in accordance  with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               Subject to Completion, dated _______  __, 2001

Initial Public Offering
     PROSPECTUS


                                ROYAL PHOENIX


                       250,000 Shares of Common Stock
                               $0.10 per share

The Offering

                                 Per share      Total
Public Price.                      $0.10       $25,000
Commissions.                        $0            $0
Proceeds to ROYAL PHOENIX.         $0.10       $25,000

We are offering to the public 250,000 shares of common stock on a "best efforts" basis through our sole officer and director. If we do not sell all 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account.
                          ________________________

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase. See "Risk Factors" beginning on page 4 for a discussion of certain matters that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                          ________________________

The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

           THE DATE OF THIS PROSPECTUS IS _________________, 2001.

                              Table of Contents

Prospectus Summary                                                         1
Summary Financial Information                                              2
Capitalization                                                             2
Risk Factors                                                               3
Special Not Regarding Forward-Looking Information                          6
Use of Proceeds                                                            7
Determination of Offering Price                                            8
Dilution                                                                   8
Plan of Distribution and Terms of the Offering                             9
Litigation                                                                10
Management                                                                10
Principal Stockholders                                                    11
Description of Securities                                                 11
Legal Matters                                                             13
Experts                                                                   13
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities                                            14
Our Business                                                              15
Reports to Stockholders                                                   20
Management's Discussion and Analysis of Financial
Condition and Results of Operations                                       20
Facilities                                                                21
Market Price Of Common Stock                                              22
Dividends                                                                 22
Executive Compensation                                                    22
Certain Relationships and Related Party Transactions                      23
Shares Eligible for Future Sale                                           23
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure                                       24
Index to Financial Statements                                             25
Report of Independent Certified Public Accountant                        F-1
Balance Sheet                                                            F-2
Statement of Operations                                                  F-3
Statement of Changes in Stockholders' Equity                             F-4
Statement of Cash Flows                                                  F-5
Notes to Financial Statements                                            F-6

                             Prospectus Summary

Royal Phoenix is a Development Stage Company, incorporated in the State of Nevada in October of 2000. Royal Phoenix was initially a wholly owned subsidiary of Desert Health Products, Inc. ("Desert Health Products"); however it was decided by Desert Health Products to separate out Royal Phoenix from Desert Health Products. Under the terms and conditions of the Separation and Distribution Agreement entered into between Royal Phoenix and Desert Health Products on October 18, 2000, as amended June 22, 2001, Royal Phoenix agreed to issue 10,000 shares of common stock of Royal Phoenix to Desert Health Products. Royal Phoenix is a provider of herbal products via internet sales. Under the terms and conditions of a "License, Manufacture and Distribution Agreement," executed between Desert Health Products and Royal Phoenix on October 18, 2000, Desert Health Products will continue to manufacture, package, ship, and handle credit card processing of Royal Phoenix products. This relationship will allow Royal Phoenix to concentrate on the marketing of herbal products. In addition Royal Phoenix may pursue and market other vitamin products which will be private labeled specifically for Royal Phoenix by companies other than Desert Health Products.

ROYAL PHOENIX's address and phone number is:

ROYAL PHOENIX
4180 S. Sandhill Rd.
Suite 18-A
Las Vegas, Nevada 89121
(702) 866-5835

                                The Offering

Securities Offered.                     250,000 shares of common stock

Price Per Share.                        $0.10

Minimum Purchase.                       NONE

Common Stock Outstanding
     before Offering.                   710,000 shares of common stock

Common Stock Outstanding
     after Offering.                    960,000 shares of common stock

Estimated Total Proceeds.               $25,000

Net Proceeds After Offering Expenses.   $19,000

Proposed OTCBB Symbol.                  RPHX

Use of Proceeds.                        The proceeds of the offering will be
                                        used for website development, product
                                        branding & analysis and general
                                        working capital.

                        SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:                                         For the
                                                                   Period
                                                 Nine Months    October 17,
                                                    ending          2000
                                                September 30,   (Inception)
                                                     2001            to
                                                  (audited)      September
                                                                  30, 2001
                                                                 (audited)
Income Statement Data:
Revenues:                                        $            0  $         0

Expenses:                                                 6,090      $18,393
                                                 ---------------------------
Net (Loss) from Operations                       $      (6,090)  $  (18,393)
                                                 ===========================
Loss per share                                   $       (0.01) $     (0.03)
                                                 ===========================

Balance Sheet Data:                             At September
                                                  30, 2001
                                                 (audited)
Total Assets.                                   $       2,907
Liabilities.                                                0
                                                -------------
Stockholders' Equity.                           $       2,907
                                                =============

                               CAPITALIZATION

     The following table sets forth our capitalization at September 30, 2001, after giving effect to and as adjusted to give effect to the sale of the 250,000 shares offered in this prospectus.

                                                         ACTUAL
                                                           At         AS
                                                       September   ADJUSTED
                                                        30, 2001
                                                       (audited)
Current Liabilities:                                    $       0  $       0

Stockholders' Equity:
     Common Stock, $0.001 par value; 20,000,000 shares
authorized;
     710,000 shares issued and outstanding                    710
     960,000 shares issued and outstanding as adjusted
following 250,000 share offering                                0        960
     Preferred Stock, $0.001 par value; 5,000,000
shares authorized: no shares issued                             0          0
Additional paid-in capital                                 20,590     45,340
Deficit accumulated during development stage             (18,393)   (24,393)
                                                       ---------------------
     Stockholders' Equity                                   2,907     21,907
                                                       ---------------------
Total Capitalization                                     $  2,907  $  21,907
                                                       =====================

                                Risk Factors

Investors in Royal Phoenix should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in October 2000 and have no operating history, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

     We were incorporated in October of 2000 as a wholly owned subsidiary of Desert Health Products. Concurrent with formation it was determined to separate out Royal Phoenix. As a result of our recent start up Royal Phoenix has yet to generate revenues from operations and has been focused on organizational, start-up, and market analysis activities since we incorporated. Although we have product to market as a result of our license with Desert Health Products, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of our competition and our ability to attract and maintain key management and employees. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience. The loss or unavailability to Royal Phoenix of Mr. Wilson's services would have an adverse effect on our business, operations and prospects.

Our business plan is significantly dependent upon the abilities and continued participation of Joseph Scott Wilson, our sole officer and director.
Although Mr. Wilson is not irreplaceable it would be difficult to replace Mr. Wilson at such an early stage of development of Royal Phoenix. The loss by or unavailability to Royal Phoenix of Mr. Wilson's services would have an adverse effect on our business, operations and prospects. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Wilson, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Wilson, then, in that event we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

Mr. Wilson is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Wilson's limited time devotion to Royal Phoenix could have an adverse effect on our operations.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Wilson is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Wilson will devote only a portion, less than 10 hours per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board.

We are highly dependent on Desert Health Products for our product.

     We have entered into a license, manufacture, and distribution agreement with Desert Health Products that provides us with our product. If Desert Health Products were to become insolvent or choose to discontinue the supply of our products, it may have a material adverse effect on our business and plan of operations. Without the manufacture and distribution of our products, we would be forced to seek alternative production and shipping facilities.

We have located alternative production and distribution facilities for production and shipping facilities of the same or similar products; however, there is no assurance that the products and services would be available on the same price margins or quantities as those products and services provided by Desert Health Products.

We will require additional financing in order to implement our marketing plan.

Due to our start-up nature, we will have to incur the costs of developing professional marketing materials, hiring new employees and commencing marketing activities for our herbal products. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to maintain minimum operations and working capital requirements and will assist us in further developing our initial business operations.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through a private placement, registered offering, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders may lose part or all of their investment.

We may never become profitable or sell any of our herbal products.

We have had no revenue since our incorporation in October 2000. We have yet to undertake the sale of our herbal products or develop our website. Even after we commence distribution of our product there is no guarantee that we will become profitable. Our industry is highly competitive and there is no guarantee that we will be able to secure the business of our target buyers.

As a result of the Cost and Availability of Raw Materials we may have a substantial increase in the price of our Raw Materials which could result in the loss of revenues.

Many of the ingredients contained in our products are not commodities, so price risk cannot be hedged with traditional futures contracts. In addition, some of these plants are picked in the wild, rather than farm cultivated, resulting in a highly unstable supply. This uncertain supply, in combination with the possibility of continued increases in demand, could result in significant increases in the price of the raw materials used in our products. In addition, if due to supply shortages Royal Phoenix is unable to meet the demand of its customers, even if for a short time, the result could be a long-term decrease in sales of our Products. Our ability to increase the price of our licensed products to adjust for increases in raw material costs is limited and there can be no assurance that an adequate supply of ingredients will be available to us and on terms commercially viable to us in order for it to meet its supply obligations to customers. There can be no assurance that raw materials will continue to be available on terms commercially reasonable to us.

Our auditor's report reflects the fact that without realization of additional capital, it would be unlikely for us to continue as a going concern.

As a result of our deficiency in working capital at September 30, 2001 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to seek additional funding through this offering and future equity private placements or debt facilities.

We may not compete successfully in our industry.

There are a number of companies that compete directly and indirectly with us. Many of these companies have financial, technical, marketing, sales, manufacturing, distribution, and other resources that are significantly greater than ours. In addition, some of these companies have name recognition, established positions in the market, and long-standing relationships with customers who purchase vitamins and nutritional products. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop products that render our products less marketable.

Investors may never see a return on their investments as management may not pay dividends, and the stock may not go up in value.

     The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. As a result of our inability or management's decision not to pay dividends, and the failure of our stock to go up in value, investors may not see a return on their investments.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price.

As of the date of this prospectus, there is no public market for our common stock. Although we plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Exchange Act of 1934, we will file reports and other information with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended.

All of our reports can be reviewed through the SEC's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC's web site (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year.

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

                               USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing, distribution and further development of our product packaging, our ability to establish collaborative arrangements, the initiation of commercialization activities, and the availability of other financing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash, the maximum proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. As a result of our lack of liabilities, our current cash position allows us to maintain a status quo position for a period of approximately six months. However; this position will not allow us to pursue any significant business opportunity.

The proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $25,000. We intend to utilize the estimated net proceeds following the offering for the following purposes:

                                                                 Offering
                                                                 Proceeds
Total Proceeds                                                   $25,000

Less: Offering Expenses
 Legal                                                            $5,000
    Copying, Printing & Advertising                                 $500
    Other expenses                                                  $500
                                                                 -------
Net Proceeds from Offering                                       $19,000
                                                                 =======
Use of Net Proceeds

     Website Development                                          $6,000
     Product Branding & Analysis (1)                              $9,000
     Working Capital                                              $4,000
                                                                --------
Total Use of Proceeds                                            $25,000
                                                                ========

(1) Product Branding and Analysis includes labels, printing of product sales materials and design & production of product information material.

We intend to apply the balance of the proceeds of the offering to working capital. Our management will have broad discretion with respect to the use of proceeds retained as working capital. Such proceeds may be used to defray overhead expenses, purchase capital equipment, fund expansion and negative cash flow positions and for future opportunities and contingencies that may arise.

                       DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the initial public offering price of the shares. We considered several factors in such determination. Including the following:

*    our start up status;
* prevailing market conditions, including the history and prospects for the industry in which we compete;
*    our future prospects; and
*    our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                                  DILUTION

     The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

     At September 30, 2001 our common stock had a pro forma net tangible book value of approximately $2,907 or $0.0041 per share. After giving effect to the receipt of the net proceeds from this offering offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at September 30, 2001, would have been $21,907 or $0.02 per share, representing an immediate increase in net tangible book value of $0.0187 per share to our present stockholders, and immediate dilution of $0.08 per share to investors, or 77.18%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...                                            $0.10
Net tangible book value per share before offering                    $0.0041
Increase per share attributable to investors                         $0.0187
Pro forma net tangible book value per share after offering             $0.02

Dilution per share to investors                                        $0.08

The following table summarizes, as of September 30, 2001, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table assumes the sale of the 250,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

                                                                    Average
                                                                     Price
                                                    Total Cash        Per
                             Shares Purchased      Consideration     Share
                              Amount    Percent   Amount  Percent
Original Stockholders        710,000      74%    $21,300    46%      $0.03
Public Stockholders          250,000      26%    $25,000    54%      $0.10
                             ---------------------------------------------
     Total                   960,000      100%   $46,300    100%
                             ======================================

               PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

This is a "direct public" offering. We will not receive any proceeds of the offering unless we sell all of the 250,000 shares offered in this prospectus. If all of the shares are not sold, subscribers will lose the use of their funds for the offering period of up to 180 days; the funds invested by them will be promptly returned to the subscribers at the end of the offering without interest and without deduction.

We are offering Two hundred Fifty thousand (250,000) shares at ten cents ($0.10) per share. We can give no assurance that the shares will be sold. If subscriptions are received for fewer than 250,000 shares, no shares will be sold.

Funds received prior to reaching the 250,000 shares will be held in a non-interest bearing impound account and will not be used until the offering is completed. If we do not sell 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, without interest and without deduction. Our sole officer and director will have sole authority over the funds raised, including the funds prior to completion of the offering.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of 180 days after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a "best efforts basis" through our sole officer and director, Joseph Scott Wilson, who will not receive any compensation in connection with the sale of shares, although we will reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Wilson will be relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, he must be in compliance with all of the following:

*    he must not be subject to a statutory disqualification;

* he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

*    he must not be an associated person of a broker-dealer;

* he must restrict participation to transactions involving offers and sale of the shares;

* he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and

* he must restrict participation to written communications or responses to inquiries of potential purchasers.

Mr. Wilson intends to comply with the guidelines enumerated in Rule 3a4-1. Mr. Wilson has no current plans to purchase shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel.

                                 LITIGATION

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

                                 MANAGEMENT

     The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Joseph Scott Wilson is our sole officer and director. Information as to the director and executive officer is as follows:

Name                    Age  Title

Joseph Scott Wilson     32   President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Joseph Scott Wilson is the President, Secretary/Treasurer and Director of Royal Phoenix. Mr. Wilson has been self employed in various building trades in Las Vegas, Nevada since 1994. While working in the building trades Mr. Wilson acquired a usefulness and education on herbal products. Mr. Wilson's knowledge of the herbal products created his interest in developing a method of marketing herbal products through the Internet and other retail channels.

                           PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 250,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock and Joseph Scott Wilson, our sole officer and director. The address of each person is care of Royal Phoenix.

                                                          Percent   Percent
                                               Number     Before     After
         Name of Beneficial Owner            Of Shares   Offering  Offering
Joseph Scott Wilson                           450,000       63%     46.87%
Shearson Barney Equity Fund                   250,000       35%     26.04%
                                            ------------------------------
All Directors, Officers and Principle
Stockholders as a Group                       700,000       98%     72.91%

(1) "Beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days from the date of this prospectus.
(2) Desert Health Products owns 10,000 shares of the Common Stock, representing less than 5% of the stock both before and after the offering.

                          DESCRIPTION OF SECURITIES

Common Stock

     Our Articles of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $0.001 par value per share, of which 710,000 shares were outstanding as of the date of this prospectus. Upon sale of the 250,000 shares, we will have outstanding 960,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Royal Phoenix, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

     Our Articles of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

*    adopt resolutions;
*    to issue the shares;

*    to fix the number of shares;
*    to change the number of shares constituting any series; and
*    to provide for or change the following:
     *    the voting powers;
     *    designations;
     *    preferences; and
     * relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
          *    dividend rights (including whether dividends are cumulative);
          *    dividend rates;
          *    terms of redemption (including sinking fund provisions);
          *    redemption prices;
          *    conversion rights; and
          * liquidation preferences of the shares constituting any class or series of the preferred stock.

     In each of the listed cases, we will not need any further action or vote by the stockholders.

     One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:
*    20 to 33?%
*    33?% to 50%
*    more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which;

* has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
* does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Royal Phoenix, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Royal Phoenix. This Statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The Statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

* an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
* an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
* representing 10 percent or more of the earning power or net income of the corporation.

An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

* the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;
* the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
* if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

                                LEGAL MATTERS

     The Stoecklein Law Group of 402 West Broadway, Suite 400, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

                                   EXPERTS

     The financial statements of Royal Phoenix as of September 30, 2001 are included in this prospectus and have been audited by Beckstead & Associates, an independent auditor, as set forth in his report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

                         DISCLOSURE OF COMMISSION'S
         POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Royal Phoenix will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

*    any breach of the director's duty of loyalty to us or our stockholders
* acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
*    or under applicable Sections of the Nevada Revised Statutes
* the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
* for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Royal Phoenix. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Royal Phoenix in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                OUR BUSINESS

Overview

     Royal Phoenix is a Development Stage Company, incorporated in the State of Nevada in October of 2000. Royal Phoenix was initially a wholly owned subsidiary of Desert Health Products, Inc.; however its was determined in the best interest of Desert Health Products to separate out Royal Phoenix from Desert Health Products concurrent with the incorporation of Royal Phoenix in October of 2000. As set forth in the amended Separation and Distribution Agreement entered into between Royal Phoenix and Desert Health Products, Desert Health Products retained 10,000 shares of Royal Phoenix stock in the transaction. Royal Phoenix intends to provide herbal products via Internet sales. Under the terms and conditions of a "License, Manufacture and Distribution Agreement," executed between Desert Health Products and Royal Phoenix, Desert Health Products will continue to manufacture, package, ship, and handle credit card processing of Royal Phoenix products. This relationship will allow Royal Phoenix to concentrate on the marketing of herbal products. To date, our only activities have been organizational, directed at acquiring our License, Manufacture and Distribution Agreement with Desert Health Products, raising initial capital and developing our business plan. We have not commenced any commercial or other operations. We have no full time employees and own no real estate.

Acquisition of the License, Manufacture and Distribution Agreement

On October 18, 2000, we acquired an exclusive License, Manufacture and Distribution Agreement from Desert Health Products. The License, Manufacture and Distribution Agreement grants us an exclusive right to use the Royal Phoenix herbal products developed by Desert Health Products and further provides the manufacture, packaging, shipping, and handling of credit card processing. The consideration for Desert Health Products providing the license was Desert Health Products ability to sell more product through a different distribution channel in addition to retaining 10,000 shares of Royal Phoenix common stock.

The License

We have an exclusive non transferable license to make, have made, use, market, import, have imported, lease, sell, distribute, offer for sale, or otherwise dispose of the Royal Phoenix line of vitamins. Additionally, the agreement with Desert Health Products provides that Desert Health Products shall be responsible for the manufacture, shipment, distribution, labeling, and collection of payments. The license shall continue until December 31, 2010 and does not contain any renewable option periods. The agreement with Desert Health Products does not provide for any minimal shipment amounts. The price we will pay Desert Health Products for products and shipping will include the cost of production, including a reasonable allowance for overhead, plus 30% of such cost and overhead. Nothing in the agreement prevents Royal Phoenix from purchasing product from any other vendor or development, marketing or producing other vitamin and herbal products.

Our Product

     The following products are currently produced by Desert Health Products under their own label. Desert Health Products, under the license between Desert Health Products and Royal Phoenix will package and ship these products under the brand name Royal Phoenix.

Vitamins

*    Antioxidant
*    Multi Vitamin Tablets

Minerals

*    Multi Mineral Tablets
*    Chromium Picolinate
*    Selenium Plus
*    Super Minerals w/Aloe Vera

Speciality Supplements

*    Alcotrol
*    AsthmaCalm
*    Brain Boost
*    Desert Boost
*    Enhanced Performance II
*    Enercoffee
*    Euro Fiber
*    Ginkgo Biloba
*    Glucosamine Complex
*    Liver p.s. Tablets
*    Lyco/Men
*    Migrasafe-N
*    OsteoDense Plus
*    Pain & Joint Support Cream
*    Shark Cartilage
*    Time-Released Melatonin

Cost and Availability of Raw Materials

Many of the ingredients contained in our products are not commodities, so price risk cannot be hedged with traditional futures contracts. In addition, some of these plants are picked in the wild, rather than farm cultivated, resulting in a highly unstable supply. This uncertain supply, in combination with the possibility of continued increases in demand, could result in significant increases in the price of the raw materials used in our products. In addition, if due to supply shortages Royal Phoenix is unable to meet the demand of its customers, even if for a short time, the result could be a long-term decrease in sales of our Products. Our ability to increase the price of our licensed products to adjust for increases in raw material costs is limited and there can be no assurance that an adequate supply of ingredients will be available to us and on terms commercially viable to us in order for it to meet its supply obligations to customers. There can be no assurance that raw materials will continue to be available on terms commercially reasonable to us.

Risk Management Insurance

We do not maintain a liability insurance program as we have not commenced the distribution of products to the general public or others except by way of sample products. Our proposed insurance program, once implemented, will include property, casualty, comprehensive general liability and products liability coverage. Management believes that the proposed insurance program is adequate. The testing, marketing and sale of health care products entail an inherent risk of product liability. There can be no assurance that product liability claims, relating to dietary supplement products, will not be asserted against us, Desert Health Products, its collaborators or its licensees. There can be no assurance that we will be able to maintain such product liability insurance in assignments from various manufacturers or obtain additional insurance, during clinical trials or upon commercialization of any product, on acceptable terms, if at all, or that such insurance will provide adequate coverage against any potential dietary supplement claims. A product liability claim or product recall, relating to dietary supplement products, could and most likely would have a material adverse effect on our business, financial condition or results of operations.

Industry Overview

The worldwide market for natural dietary supplements is substantial. According to the Dietary Supplement Information Bureau, "Surveys find that the majority of Americans rely on dietary supplements to maintain good health. As a result, the dietary supplement industry generates billions of dollars in sales annually, making it one of the most dynamic sectors of the U.S. economy. "

Source and Availability of Raw Materials

     The principal raw materials used by Desert Health Products in the manufacturing process of the products distributed by Royal Phoenix are natural ingredients purchased from distributors primarily in the United States, with certain materials imported from other countries. Royal Phoenix believes that at this time the materials purchased by Desert Health Products from its suppliers are readily available from numerous sources and that the loss of these suppliers would not adversely affect its operations.

Quality Control

     Finished production capsules are purchased from manufacturing operations, which include modern quality control laboratories and testing facilities. When products are ready for bottling automated equipment counts the tablets or capsules, inserts them into bottles, applies a cap, which includes a tamper-resistant inner seal, affixes a label and adds a tamper-resistant outer safety seal. All of this is done according to Good Manufacturing Practice regulations (GMP) for dietary supplements.

Competition

     The market for vitamins and other nutritional supplements is highly competitive in all of our channels of potential distribution. The marketplace for private label business is extremely price sensitive with service levels, quality, innovative packaging, marketing and promotional programs and uniqueness of products being the key factors influencing competitiveness.

     We believe that there are also numerous companies competing for nutritional product lines on the internet. As most companies are privately held, we are unable to precisely assess the size of competitors. Since we have recently established operations, most competitors are substantially larger than us and have greater financial resources

Government Regulation

The processing, formulation, packaging, labeling and advertising of our products are subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture and the United States Environmental Protection Agency. These activities are also regulated by various agencies of the states, localities, and countries in which the

Company's products are sold. In addition, Desert Health Products manufactures certain of the Royal Phoenix products in compliance with the guidelines promulgated by the United States Pharmacopoeia Convention, Inc. ("USP") and other voluntary standard organizations.

The Dietary Supplemental Health and Education Act ("DSHEA") recognizes the importance of good nutrition and the availability of safe dietary supplements in preventive health care. DSHEA amends the Federal Food, Drug and Cosmetic Act by defining dietary supplements, which include vitamins, minerals, nutritional supplements and herbs, as a new category of food, separate from conventional food. Under DSHEA, the FDA is generally prohibited from regulating such dietary supplements as food additives or drugs. It requires the FDA to regulate dietary supplements so as to guarantee consumer access to beneficial dietary supplements, allowing truthful and proven claims. Generally, dietary ingredients that were on the market before October 15, 1994 may be sold without FDA pre-approval and without notifying the FDA. However, new dietary ingredients (those not used in dietary supplements marketed before October 15, 1994) require premarket submission to the FDA of evidence of a history of their safe use, or other evidence establishing that they are reasonably expected to be safe. There can be no assurance that the FDA will accept the evidence of safety for any new dietary ingredient that we may decide to use, and the FDA's refusal to accept such evidence could result in regulation of such dietary ingredients as food additives, requiring the FDA pre-approval based on newly conducted, costly safety testing. Also, while DSHEA authorizes the use of statements of nutritional support in the labeling of dietary supplements, the FDA is required to be notified of such statements, and there can be no assurance that the FDA will not consider particular labeling statements used by Royal Phoenix to be drug claims rather than acceptable statements of nutritional support, necessitating approval of a costly new drug application, or relabeling to delete such statements.

DSHEA also authorizes the FDA to promulgate good manufacturing practice regulations ("GMP") for dietary supplements, which would require special quality controls for the manufacture, packaging, storage and distribution of supplements. We believe that the Desert Health Products facilities and those of independent third party manufacturers have completed significant facility renovations that should allow the Company to comply with the new regulations. DSHEA further authorizes the FDA to promulgate regulations governing the labeling of dietary supplements, including claims for supplements pursuant to recommendations made by the Presidential Commission on Dietary Supplement Labels. Such rules, which were issued on September 23, 1997, entail specific requirements relative to the labeling of the Company's dietary supplements. The rules also require additional record keeping and claim substantiation, reformulation, or discontinuance of certain products, which could have a material expense to us.

In addition, we cannot predict whether new legislation or regulations governing the Royal Phoenix's activities will be enacted by legislative bodies or promulgated by agencies regulating our activities, or what the effect of any such legislation or regulations on our business would be.

Research and Development

Royal Phoenix, being a start up operation, does not conduct primary research for the development of new ingredients. Instead, Royal Phoenix research efforts are focused on relying on new products developed by Desert Health Products, and will in the future develop new products and packaging in response to market trends and consumer demands. We intend to continually reformulate existing Royal Phoenix products in response to changes in nationally advertised brand formulas in order to maintain product comparability.

We believe that flexibility and innovation with respect to new products will be crucial factors in competing for market share in the field of nutritional supplements. By monitoring market trends and by avoiding short-lived "fad" items, we believe we will be able to anticipate significant consumer demand for certain types of products. Our plan is to monitor the industry by analyzing reports such as the Dietary Supplement Barometer Survey, which tracks American attitudes and beliefs about vitamins, minerals, herbs and specialty supplements. Information gathered in the survey quizzed the knowledge level of respondents about supplementation, finding that while Americans regularly incorporate supplements into their health care regiments, many could use more information about the benefits and responsible usage of these products. By utilizing information provided in surveys similar to the Dietary Supplement Barometer Survey, in addition to surveys which we conduct independently in the future, we will be in a position to understand which products have a tendency to be short lived "fads."

Employees

We are a development stage company and currently have no employees. We are currently managed by Joseph Scott Wilson, our sole officer and director. We look to Mr. Wilson for his entrepreneurial skills and talents. For a discussion of Mr. Wilson's experience, please see "Directors and Executive Officers." We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any full-time employees in the near future. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire our stock which would dilute the ownership interest of holders of existing shares of our common stock.

                           REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information will be available through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's web site (http://www.sec.gov).
     We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with by the financial statements section.

Overview

     Royal Phoenix, which was incorporated in Nevada in October 2000, is a Development Stage Company, engaged in the business of marketing and distributing Royal Phoenix, a line of herbal products. The Royal Phoenix herbal product line was developed by Desert Health Products several years ago, however, the product line, after development, was not marketed.

     We have a limited operating history and have not generated revenues from the sale of any products. Our company and products are the result of an agreement, which was entered into between Royal Phoenix and Desert Health Products, which resulted in the separate out from Desert Health Products of the Royal Phoenix line of herbal products developed by Desert Health Products. Our activities have been limited to the negotiation of a license agreement and preliminary market analysis. Consequently, we have incurred the expenses of start-up. Future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of competition and our ability to deliver products while maintaining quality and controlling costs. As a result of our lack of liabilities, our current cash position allows us to maintain a status quo position for a period of approximately six months. However; this position will not allow us to pursue any significant business opportunity.

Plan of Operation

Since our incorporation on October 17, 2000, we have not been engaged in any significant operations nor have we had any revenues, as we are in the development stage. Our only recent activities through September 30, 2001 include organization of the Company, the negotiation and execution of the license agreement, and research over the Internet to determine methods of acquiring market share presence without significant start up expenses. Our goal is to distribute our own product line of herbal products, primarily through Internet generated sales, at the most cost efficient method.

During the next 12 months we plan to focus our efforts on the development of our marketing program and establishing our website, royalphoenix.com, for secure retail purchases.

Until an infusion of capital from this offering, we will not be able to commence operations. We currently have insufficient capital to commence operations and are dependent on the proceeds of this offering to begin such operations. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $25,000 to continue operations for the next 12 months based on our capital expenditure requirements. Capital will be raised pursuant to this offering.

After this offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product packaging, provide order fulfillment through the Internet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

                                 FACILITIES

We currently maintain a mailing address 4180 S. Sandhill Rd, Suite B-9, Las Vegas, NV 89121. Rent is paid on a yearly basis at $180. Additionally, Mr. Wilson, our sole officer and director, occasionally will utilize his home to conduct business on our behalf. Mr. Wilson does not receive any remuneration for the use of his home or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is more fully implemented.

     As a result of our agreement with Desert Health Products we do not require warehouse or shipping facilities. In the future we anticipate requiring additional office space; however it is unknown at this time how much space will be required.

                        MARKET PRICE OF COMMON STOCK

     We may file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

     As of September 30, 2001 there were 3 stockholders of our common stock.

                                  DIVIDENDS

     The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board's assessment of:

*    our financial condition;
*    earnings;
*    need for funds;
*    capital requirements;
*    prior claims of preferred stock to the extent issued and  outstanding;
     and
*    other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                           EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation of our sole officer and director, Joseph Scott Wilson from inception (October 17, 2000) to September 30, 2001.

Summary Compensation Table
                                                             Long Term
                               Annual Compensation         Compensation
Name and Principal                        Other Annual Restricted
     Position        YTD   Salary  Bonus  Compensation    Stock     Options
Joseph Scott
Wilson, President,
Secretary Treasurer  2001  $3,556    -0-           -0-         -0-       -0-
                     2000  $2,434    -0-           -0-     250,000       -0-

Board Committees

We do not currently have any committees of the Board of Directors. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

     The transfer agent for the common stock will be Pacific Stock Transfer, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Office services are provided without charge by the Company's director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The estimated fair market value for such facilities are estimated to be $600 per annum.

                       SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 960,000 shares of common stock, assuming all of the 250,000 shares are sold.

Of these shares, the 250,000 shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining 710,000 shares of common stock held by our existing stockholder are "restricted securities" as that term is defined in Rule 144 under the Securities Act.
The shares making up the 710,000 were issued on the following dates: 250,000 were issued on October 17, 2000, 250,000 on October 19, 2000, 200,000 were issued on December 6, 2000, and 10,000 were issued on June 22, 2001. All restricted shares, except for the 10,000 shares are held by officers, directors, or affiliates. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

* no restricted shares will be eligible for immediate sale on the date of this prospectus; and
* the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective one-year holding periods, subject to restrictions on such sales by affiliates.

In general, under Rule 144 as currently in effect, beginning 90 days after the Effective Date, an affiliate of Royal Phoenix, or person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

*    one percent of the then outstanding shares of our common stock; or
* the average weekly trading volume of our common stock in the Over-the-Counter Bulletin Board during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC.

Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Royal Phoenix at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

In June 2001, we engaged the services of Beckstead & Associates, C.P.A. of Las Vegas, Nevada, to provide an audit of our financial statements for the period from October 17, 2000 (inception) to September 30, 2001. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

                                ROYAL PHOENIX

                        INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT                                             F-1
BALANCE SHEET                                                            F-2
STATEMENT OF OPERATIONS                                                  F-3
STATEMENT OF STOCKHOLDERS' EQUITY                                        F-4
STATEMENT OF CASH FLOWS                                                  F-5
NOTES TO FINANCIAL STATEMENTS                                        F-6-F-9

G. BRAD BECKSTEAD
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                             702.362.0540 fax

INDEPENDENT AUDITOR'S REPORT

                              December 21, 2001

Board of Directors
Royal Phoenix
Las Vegas, NV

I have audited the Balance Sheets of Royal Phoenix (the "Company") (A Development Stage Company), as of September 30, 2001 and December 31, 2000, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the nine months ended September 30, 2001, the period October 17, 2000 (Date of Inception) to December 31, 2000, and the period October 17,
2000 (Date of Inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Phoenix (A Development Stage Company) as of September 30, 2001 and December 31, 2000, and the results of its operations and cash flows for the nine months ended September 30, 2001, the period October 17, 2000 (Date of Inception) to December 31,
2000,  and  the period October 17, 2000 (Date of Inception) to September  30,
2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not
include  any  adjustments  that  might  result  from  the  outcome  of   this
uncertainty.

G. Brad Beckstead, CPA

                                Royal Phoenix
                        (a Development Stage Company)
                                Balance Sheet

                                                   September    December
                                                      30,          31,
                                                      2001        2000
Assets

Current assets:
  Cash                                            $     2,907  $     8,997
                                                  ------------------------
     Total current assets                               2,907        8,997
                                                  ------------------------
                                                  $     2,907  $     8,997
                                                  ========================

Liabilities and Stockholder's Equity
Current liabilities:                              $         -  $         -
     Total current liabilities                              -            -
                                                  ------------------------
Stockholders' equity:

Preferred stock, $0.001 par value, 5,000,000
shares
  authorized, no shares issued and outstanding              -            -
Common stock, $0.001 par value, 20,000,000
shares
  authorized, 710,000 shares issued and
outstanding                                               710          710
Additional paid-in capital                             20,590       20,590
(Deficit) accumulated during development stage       (18,393)     (12,303)
                                                   -----------------------
                                                        2,907        8,997
                                                   -----------------------
                                                  $     2,907  $     8,997
                                                  ========================

 The accompanying notes are an integral part of these financial statements.

                                Royal Phoenix
                        (a Development Stage Company)
                           Statement of Operations

                                        9 months    October 17,  October 17,
                                         ending        2000         2000
                                       September    (inception)  (inception)
                                          30,           to           to
                                          2001       December     September
                                                        31,          30,
                                                       2000         2001
Revenue                               $          -  $         -  $         -
                                      --------------------------------------
Expenses:
  General and administrative expenses        2,534        9,869       12,403
  Payroll - related party                    3,556        2,434        5,990
                                      --------------------------------------
     Total expenses                          6,090       12,303       18,393
                                      --------------------------------------
Net (loss)                            $    (6,090)  $  (12,303)  $  (18,393)
                                      ======================================
Weighted average number of
  common shares outstanding                710,000      591,579      684,212
                                      ======================================
Net (loss) per share                  $     (0.01)  $    (0.02)  $    (0.03)
                                      ======================================

 The accompanying notes are an integral part of these financial statements.

                                Royal Phoenix
                        (a Development Stage Company)
                Statement of Changes in Stockholders' Equity
      For the Period October 17, 2000 (Inception) to September 30, 2001

                    Common Stock     Additional  (Deficit)       Total
                    Shares Amount     Paid-in   Accumulated  Stockholders'
                                      Capital     During        Equity
                                                Development
                                                   Stage
Balance, October
17, 2000               -   $      -  $        - $         -  $           -

Shares retained
by founder        10,000         10         290                        300

Shares issued
for services      250,000       250       7,250                      7,500

Shares issued
for cash          250,000       250       7,250                      7,500

Shares issued
for cash to       200,000       200       5,800                      6,000
founder

Net (loss)
 period ended
December 31,                                       (12,303)       (12,303)
2000            ----------------------------------------------------------

Balance,
December 31,      700,000       710      20,590    (12,303)          8,997
2000

Net (loss)
 period ended
September 30,
2001                                                (6,090)        (6,090)
               -----------------------------------------------------------
Balance,
September 30,
2001              710,000  $    710  $   20,590 $  (18,393)  $       2,907
               ===========================================================

 The accompanying notes are an integral part of these financial statements.

                                Royal Phoenix
                        (a Development Stage Company)
                           Statement of Cash Flows

                                                  October 17, October 17,
                                                     2000         2000
                                       9 months   (Inception) (Inception)
                                        ending        to           to
                                       September   December    September
                                          30,         31,         30,
                                         2001        2000         2001
Cash flows from operating activities
Net (loss)                            $  (6,090)  $  (12,303) $   (18,393)
  Shares issued for services                  -         7,500        7,500
                                      ------------------------------------
Net cash used by operating activities    (6,090)      (4,803)     (10,893)
                                      ------------------------------------

Cash flows from investing activities
Net cash used by investing activities         -             -            -
                                      ------------------------------------
Cash flows from financing activities
  Common stock issued                         -        13,500       13,500
                                      ------------------------------------
Net cash provided by financing
activities                                    -        13,500       13,500
                                      ------------------------------------
Net increase (decrease) in cash          (6,090)        8,697        2,607
Cash - beginning                          8,997             -            -
                                      ------------------------------------
Cash - ending                         $   2,907   $     8,697 $      2,607
                                      ====================================
Supplemental disclosures:
  Interest paid                       $       -   $         - $          -
                                      ====================================
  Income taxes paid                   $       -   $         - $          -
                                      ====================================
Non-cash investing and financing
activities:
Number of shares issued for services
and inventory                                 -       250,000      250,000
                                      ====================================

 The accompanying notes are an integral part of these financial statements.

Note 1 - Summary of significant accounting policies

Organization
The Company was organized October 17, 2000 (Date of Inception) under the laws of the State of Nevada, as The Business Inn. The Company began activities to license, manufacture and distribute vitamin formulations. The Company was unsuccessful in conducting any business.

The Company has not commenced significant operations and, in accordance with SFAS #7, the Company is considered a development stage company.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

Revenue recognition
Sales and related cost of sales are generally recognized upon shipment of products. Cost of goods sold generally represents the cost of items sold and the related shipping and selling expenses.

Advertising Costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in general and administrative expenses as of September 30, 2001 or December 31, 2000.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2001 and December 31, 2000. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets
Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at September 30, 2001 or December 31, 2000.

Stock-Based Compensation:
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Earnings per share
The Company follows Statement of Financial Accounting Standards No. 128. "Earnings Per Share" ("SFAS No. 128"). Basic earning per common share ("EPS") calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements
The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earnings and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

Note 2 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

  U.S federal statutory rate      (34.0%)
  Valuation reserve                34.0%

  Total                               -%

As of September 30, 2001, the Company has a net operating loss carryforward of approximately $18,000 for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in 2021. The deferred tax asset relating to the operating loss carryforward of approximately $6,000 has been fully reserved at September 30, 2001.

Note 3 - Stockholder's equity

The Company is authorized to issue 5,000,000 shares of it $0.001 par value preferred stock and 20,000,000 shares of its $0.001 par value common stock.

During October 2000, the Company issued 250,000 of its $0.001 par value common stock at $0.03 per share to its director in exchange for services valued at $7,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

During October 2000, the Company issued 250,000 of its $0.001 par value common stock at $0.03 per share for total cash of $7,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

During December 2000, the Company issued 200,000 of its $0.001 par value common stock at $0.03 per share to its director in exchange for total cash of $6,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

During October 2000, the Company as a wholly owned subsidiary of Desert Health Products, Inc., agreed under the terms and conditions of a Separation and Distribution Agreement to issue 10,000 of its $0.001 par value common stock at $0.03 per share to Desert Health Products, Inc. The Company accounted for the shares in its fiscal year 2000 as founders shares. The issuance of the shares occurred in June 2001 concurrent with the execution of the Amended Separation and Distribution Agreement. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

There have been no other issuances of common stock.

Note 4 - Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its product line, incurring substantial costs and expenses. As a result, the Company incurred accumulated net losses from October 17, 2000 (inception) through the period ended September 30, 2001 of $18,093. In addition, the Company's development activities since inception have been financially sustained by capital contributions.

The  ability of the Company to continue as a going concern is dependent  upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The Company plans to raise an additional $25,000 through equity offerings in order to continue operations for the next 12 months. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 5 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 - Related party transactions

The Company issued a combined total of 450,000 shares of its $0.001 par value common stock to its director in exchange for cash and services valued at $13,500.

The Company does not lease or rent any property other than the mail box address, which is leased at a value of $180 per annum. Office services are provided without charge by the Company's director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The estimated fair market value for such facilities are estimated to be $600 per annum.

No dealer, salesman or any other person
has   been   authorized  to  give   any
information    or    to    make     any
representation   other    than    those             ROYAL PHOENIX
contained  in this prospectus  and,  if
given  or  made,  such  information  or
representation must not be relied  upon                $25,000
as  having been authorized by us.  This
prospectus does not constitute an offer
to  sell or a solicitation of any offer
to  buy  any  security other  than  the
shares of common stock offered by  this
prospectus,  nor does it constitute  an
offer to sell or a solicitation of  any
offer  to  buy the shares of  a  common
stock by anyone in any jurisdiction  in
which such offer or solicitation is not
authorized,  or  in  which  the  person
making  such  offer or solicitation  is
not  qualified  to do  so,  or  to  any
person  to whom it is unlawful to  make
such offer or solicitation. Neither the
delivery  of  this prospectus  nor  any
sale  made  hereunder shall, under  any
circumstances  create  any  implication
that  information contained  herein  is
correct  as  of any time subsequent  to
the date hereof.
         _____________________                      _____________
           TABLE OF CONTENTS                         PROSPECTUS

                                   Page
Prospectus Summary                  1        DEALER PROSPECTUS DELIVERY
Summary Financial Information       2                OBLIGATION
Capitalization                      2
Risk Factors                        3    Until the offering termination
Special Note Regarding Forward-          date, all dealers that effect
Looking Statement                   6    transactions in these securities,
Use of Proceeds                     7    whether or not participating in
Determination of Offering Price     8    this offering, may be required to
Dilution                            8    deliver a prospectus. This is in
Plan of Distribution                9    addition to the dealers'
Litigation                          10   obligation to deliver a prospectus
Management                          10   when acting as underwriters and
Principal Stockholders              11   with respect to their unsold
Description of Securities           11   allotments or subscriptions.
Legal Matters                       13
Experts                             13
Disclosure of Commission Position
of Indemnification of Securities
Act Liabilities                     14
Our Business                        15
Reports to Stockholders             19
Management Discussion and Analysis  19
Facilities                          21
Market Price of Common Stock        21
Dividends                           21
Executive Compensation              22
Shares Eligible for Future Sale     22
Changes in and Disagreements with
Accountants                         23
Audited Financials Statements
Independent Auditors Report        F-1
Balance Sheet                      F-2
Statement of Operations            F-3
Statement of Stockholders' Equity  F-4
Statement of Cash Flows            F-5
Notes to Financial Statements      F-6

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Royal Phoenix in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Royal Phoenix if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Royal Phoenix in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

RECENT SALES OF UNREGISTERED SECURITIES

The Company is authorized to issue 5,000,000 shares of it $0.001 par value preferred stock and 20,000,000 shares of its $0.001 par value common stock.

During October 2000, the Company issued 250,000 of its $0.001 par value common stock at $0.03 per share to its director in exchange for services valued at $7,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

During October 2000, the Company issued 250,000 of its $0.001 par value common stock at $0.03 per share for total cash of $7,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

During December 2000, the Company issued 200,000 of its $0.001 par value common stock at $0.03 per share to its director in exchange for total cash of $6,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

During October 2000, the Company as a wholly owned subsidiary of Desert Health Products, Inc., agreed under the terms and conditions of a Separation and Distribution Agreement to issue 10,000 of its $0.001 par value common stock at $0.03 per share to Desert Health Products, Inc. The Company accounted for the shares in its fiscal year 2000 as founders shares. The issuance of the shares occurred in June 2001 concurrent with the execution of the Amended Separation and Distribution Agreement. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

There have been no other issuances of common stock.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS
A.   The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by section 10(a)(3) of  the  Securities
Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.
(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
(2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 20, 2001.

ROYAL PHOENIX

By: /s/ Joseph Scott Wilson
Joseph Scott Wilson, President

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                Title                    Date

/s/ Joseph Scott Wilson       Sole Director                 December 20, 2001
Joseph Scott Wilson

/s/ Joseph Scott Wilson       Principal Executive Officer   December 20, 2001
Joseph Scott Wilson

/s/ Joseph Scott Wilson       Principal Financial Officer   December 20, 2001
Joseph Scott Wilson

/s/ Joseph Scott Wilson       Principal Accounting Officer  December 20, 2001
Joseph Scott Wilson

EXHIBIT INDEX

Financial Statements:

a)   Royal Phoenix (Attached)
     Report of Independent Auditor
     Balance Sheet For The Period Ending September 30, 2001
     Statement of Operations For The Period October 17, 2000 (Inception) through September 30, 2001
     Statement of Stockholders' Deficit For The Period October 17, 2000 (Inception) through September 30, 2001.
     Statement of Cash Flows For The Period October 17, 2000 (Inception) through September 30, 2001
     Notes to Financial Statements

Exhibit        Description

3i*            Articles of Incorporation of Royal Phoenix filed on October
          17, 2000 -

3ii*      Bylaws of Royal Phoenix

5*        Opinion of Donald J. Stoecklein, Esquire

10.1* Separation and Distribution Agreement dated October 18, 2001, between Desert Health Products, Inc. and Royal Phoenix

10.2*     License, Manufacture and Distribution Agreement

10.3*     Addendum to Separation and Distribution Agreement

11        Statement re: Computation of per share earnings (Filed Herewith)

23-1      Consent of Beckstead & Associates, C.P.A. (Filed Herewith)

23-2*     Consent of Donald J. Stoecklein, Esquire

*Filed in SB-2 on October 26, 2001